UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

OXBRIDGE RE HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36346	98-1150254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 201, 42 Edward Street, George Town P.O. Box 469 Grand Cayman, Cayman Islands	KY1-9006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 749-7570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Ordinary Shares (par value $0.001)	OXBR	The Nasdaq Stock Market LLC
Warrants to Purchase Ordinary Shares	OXBRW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 22, 2026, Oxbridge Re Holdings Limited (the “Company”) entered into an At-the-Market Sales Agreement (the “Offering Agreement”) with Chardan Capital Markets LLC, as sales agent (the “Sales Agent”), pursuant to which the Company could offer and sell, from time to time, through the Sales Agent, the Company’s ordinary shares, $0.001 par value (“Ordinary Shares”). The Company will pay the Sales Agent a commission equal to 3.0% of the gross proceeds of the Ordinary Shares sold by the Sales Agent pursuant to the Offering Agreement. The Company will also reimburse the Sales Agent for fees and disbursements of its legal counsel in an amount not to exceed $20,000 in connection with the execution of the Offering Agreement The Sales Agreement replaced our prior sales agreement dated July 9, 2025 with Maxim Group LLC, which was terminated on June 20, 2026.

Sales of the Ordinary Shares under the Offering Agreement, if any, may be made in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including without limitation sales made directly on or through the Nasdaq Capital Market or any other existing trading market for the Ordinary Shares. The Sales Agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Ordinary Shares from time to time, based upon instructions from the Company (including any price, time or amount limits the Company may impose). The Company is not obligated to make any sales under the Offering Agreement.

The Company intends to use the net proceeds from the offering for general corporate purposes, including the funding of the Company’s reinsurance operations. Pending their use, the Company intends to invest the net proceeds from the offering in short-term, investment grade, interest bearing instruments or hold them as cash.

Pursuant to General Instruction I.B.6 of Form S-3, Ordinary Shares having an aggregate offering price of up to $1,678,301 were registered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-287186) (the “Registration Statement”), and offerings of the Ordinary Shares will be made only by means of a prospectus supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Maples and Calder (Cayman) LLP, Cayman Islands counsel to the Company, has issued a legal opinion relating to the Ordinary Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The foregoing description of the material terms of the Offering Agreement is qualified in its entirety by reference to the full text of the Offering Agreement, a copy of which is included as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01(d) Financial Statements and Exhibits.

1.1	At-the-Market Sales Agreement, dated June 22, 2026, by and between Oxbridge Re Holdings Limited and Chardan Capital Markets LLC.
5.1	Opinion of Maples and Calder (Cayman) LLP
23.1	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXBRIDGE RE HOLDINGS LIMITED

/s/ Wrendon Timothy
Date: June 22, 2026	Wrendon Timothy
Chief Financial Officer and Secretary
(Principal Accounting Officer and Principal Financial Officer)

A signed original of this Form 8-K has been provided to Oxbridge Re Holdings Limited and will be retained by Oxbridge Re Holdings Limited and furnished to the Securities and Exchange Commission or its staff upon request.